                                                                   EXHIBIT 10.27

                        DATED                    2000


                                WCRS    LIMITED


                                       to


                        LOUDEYE TECHNOLOGIES UK LIMITED

                        Draft/
                                   UNDERLEASE

                                      of
                        Ground and Lower Ground floors
                      8-10 Lower James Street, London W1


                        TERM              3YEARS

                      FROM                   21 December 2000

                       BASIC RENT            (Pounds)[167,270 ] p.a.





                               Cannings Connolly
                         Hiligate House 26 Old Bailey
                                London EC4M 7HQ

CONTENTS

Clause                            Headings                          Page
1  Definitions and Interpretation ...................................  3

2  Demise and Rent .................................................. 10

3  Tenant's Covenants ............................................... 11

4  Landlord's Covenants.............................................. 11

5  Forfeiture........................................................ 12

6  Miscellaneous .................................................... 14

7  Proper Law ....................................................... 16




Schedule 1 Rights granted............................................ 18

Schedule 2 Exceptions and Reservations............................... 20

Schedule 3 Title Matters............................................. 22

Schedule 4 Service Charge............................................ 23

Schedule 5 Insurance................................................. 33

Schedule 6 Tenant's Covenants........................................ 36

Schedule 7 Landlord's Covenants...................................... 50


Annexures



1     Plan

2     Authorised Guarantee Agreement

THIS UNDERLEASE made on
BETWEEN:

(1) WCRS LIMITED (Company Number 1737774) whose registered office is at 5 Golden Square London WIR 4BS (the "Landlord"), and

(2) LOUDEYE TECHNOLOGIES UK LIMITED (Company Number 3929919) whose registered office is at Carmelite 50 Victoria Embankment London EC4Y ODX (the "Tenant")

     WITNESSES as follows:

1    Definitions and Interpretation
-----------------------------------

1.1 In this Lease unless the context otherwise requires the following expressions shall have the following meanings:

     "Annexure" means an annexure to his Lease

     "Authorised Guarantee Agreement" means an authorised guarantee agreement within the meaning of the Landlord and Tenant (Covenants) Act 1995 in the form of Annexure 2 or in such other form as the Landlord may reasonably require.

     "Authority" means any statutory public local or other authority or any court of law or any government department or any of them or any of their duly authorised officers

     "Basic Rent" means the sum of (Pounds)167,270 per annum

     "Building" means the building known as 8-10 Lower St James Street, London
     W1

     "Business Day" means any day (other than Saturday or Sunday) on which banks are open in England for banking business generally

     "Common Parts" all parts of the Building which are available or provided by the Landlord for the general use in common by the Landlord and the tenants or occupiers of the Building (including, but without limitation, any of the following: accessways, entrances, corridors, lobbies, stairways, lifts, courtyards, pavement lights, external paviours, toilets, bin stores or other refuse facilities and the Corridor and the Fire Escape Staircase) but excluding any such forming part of any Lettable Areas

     "Corridor" means the corridor forming part of the Building at ground floor level as shown edged green on the plan annexed to the Superior Lease which provides pedestrian access from the Superior Landlord's adjoining and/or neighboring property to Lower James Street

     "Conduits" means sewers drains pipes wires cables ducts gutters fibres and any other medium for the passage or transmission of soil water gas electricity air smoke light information or other matters and includes where relevant ancillary equipment and structures

     "Connected Person" means any person firm or company which is connected with the Tenant for the purposes of section 839 Income and Corporation Taxes Act 1988

     "Consent" means an approval permission authority licence or other relevant form of approval given by the Landlord in writing

     "Determination" means the end of the Term however that occurs

     "Enactment" means
     (a) any Act of Parliament, and
     (b) any European Community legislation or decree or other supranational legislation or decree having effect as law in the United Kingdom and references (whether specific or general) to any Enactment including any statutory modification or re-enactment of it for the time being in force and any order instrument plan regulation permission or direction made or issued under it or under any Enactment replaced by it or deriving validity from it

     "Fire Escape Staircase" means the fire escape staircase provided by the Superior Landlord on or substantially on the land shown edged blue on the plan annexed to the Superior Lease as from time to time altered or replaced (but not so as to materially detract from the amenity afforded to the Tenant by the same)

     "Group Company" means any company of which the Tenant is the Holding Company or a Subsidiary or which has the same Holding Company as the Tenant where Subsidiary and Holding Company have the meanings given to them by section 736 Companies Art 1985

     "Hazardous Material" means any substance known or reasonably believed to be harmful to human health or the environment and which for that reason is subject to statutory controls on production use storage or disposal

     "Insurance Charge" means the cost to the Superior Landlord of effecting and maintaining the Insurance Policies from and including where relevant the cost of assessing any insured amounts

     "Insurance Policies" means the insurance policy or policies maintained in accordance with schedule 5 to the Superior Lease

     "Insured Risks" means fire storm tempest lightning explosion riot civil commotion malicious damage impact flood bursting or overflowing of water tanks burst pipes discharge from sprinklers aircraft and other aerial devices or articles dropped from them (other than war risks) subsidence heave and landslip and (for as long as it is readily available in the London insurance market at reasonable commercial rates) terrorism and such other risks as are required by the Landlord or the Superior Landlord

     "Insurers" means the underwriters or insurance office with whom the Insurance Policies are effected

     "Interest Rate" means four percent above the base lending rate from time to time of The Royal Bank of Scotland Plc or such other bank being a member of the Committee of London and Scottish Bankers as the Landlord may from time to time reasonably nominate and whenever interest is payable at or by reference to the Interest Rate it shall be calculated on a daily basis and compounded on the Quarter Days

     "Landlord" means the immediate reversioner to this underlease from time to time "

     "Landlord's Costs" has the meaning given to it in schedule 4 paragraph 1.3

     "Lettable Areas" the accommodation in the Building from time to time let or intended for letting by the Landlord to one or more tenants or for its own occupation

     "Main Structure" the exterior anal main structure of the Building including the foundations, roofs, load-bearing valise load-bearing columns, window frames, ceilings and floors (but excluding any glass, raised floors, suspended ceilings, all internal cladding, plasterwork and decoration (save where internal to any Common Parts) and all floor screeding and finishes)

     "Lease" means this underlease and includes where relevant any deed of variation Consent or other document supplemental to this Lease

     "Legal Obligation" means any legally binding obligation from time to time created by any Enactment or Authority which relates to the Building or its use and includes without limitation Obligations imposed as a condition of any Necessary Consents

     "Necessary Consents" means planning permissions and all other consents licensees permissions and approvals whether of a public or private nature, which shall be requisite in the context

     "Net Internal Area" net internal floor area measured in accordance with Definition 3 of the Code of Measuring Practice issued by The Royal Institution of Chartered

     Surveyors and the Incorporated Society of Valuers and Auctioneers (Fourth Edition November 1993)

     "Outgoings" means all rates taxes charges duties assessments impositions and outgoings of any sort which are at any time during the Term payable whether by the owner or occupier of property but excludes tax payable by any reversioner on the receipt of Rent or on any dealings with its interest in the Premises and input Value Added Tax suffered by the reversioner in respect of the Premises

     "Permitted Use" means use as high class offices and all uses ancillary to them or for such other purposes as the Landlord may from time to time approve (such approval not to be unreasonably withheld or delayed)

     "Plant" means the plant equipment and machinery from time to time in or on the Building including without limitation lifts hoists generators and equipment for air-conditioning ventilation heating cooling fire alarm fire prevention or fire control communication and security

     "Premises" means all those premises situate on the ground and lower ground floors of the Building shown for the purposes of identification only shown edged red on the plan comprising Annexure 1 including:

     (a) all walls, floors and ceilings (including any raised floors, suspended ceilings and the voids below, and above them and all light fittings) of the Premises

     (b) all internal cladding, plasterwork and decoration and all floor screeding and finishes;

     (c) all doors, door frames, equipment, fitment and any glass relating to the doors of the Premises;

     (d)  all Conduits within and exclusively serving the Premises;

     (e) all Landlord's fixtures and fittings (except where they form part of the Conduits or the Plant);

     (f)  carpets;

     (g)  all improvements and additions made to the Premises;

     but excluding the Main Structure and the Plant

     "President" means the President from time to time of the Royal Institution of Chartered Surveyors or any person authorised at the relevant time to act on his behalf

     "Quarter Days" means 25 March 24 June 29 September and 25 December in each year

     "Rent" means all sums reserved as rent by this Lease

     "Service Charge" has the meaning given to it in schedule 4 paragraph 1.8

     "Services" has the meaning given to it in schedule 4 paragraph 1.4

     "Sign" includes any sign hoarding showcase signboard bill plate fascia poster or advertisement

     "Superior Landlord" means any party having an interest in the Premises in reversion to the Superior Lease

     "Superior Lease" means a lease of the Building dated [       ] 2000 and
     made between Benchmark Group Plc (1) and the Landlord (2) or any other under which the Landlord may from time to time hold the Premises and includes any leases in reversion to that lease

     "Tenant" includes its successors in title

     "Term" means the term granted by this Lease and includes any extension holding over or continuation of it whether by Enactment agreement or otherwise

     "Title Matters" means the matters affecting the Premises set out in schedule 3

     "Value Added Tax" includes any future tax of a like nature and all references to an election by the Landlord to waive exemption under paragraph 2(l) of schedule 10 to the Value Added Tax Act 1994 shall be deemed to include any such election made by a company in the same VAT group as the Landlord

     "Water and Sewerage Charges" all charges for the supply of water together with any charges for services performed, facilities provided or rights made available by the water undertaker or the sewerage undertaker or other relevant authority under the powers granted by any relevant legislation in force from time to time (including, but without limitation, sewerage and environmental charges and water meter rents).


1.2  In this Lease unless the context otherwise requires:

     (a)  words importing any gender include every gender;

     (b) words importing the singular number only include the plural number and vice versa;

     (c) words importing persons include firms companies and corporations and vice versa;

     (d) references to numbered clauses and schedules are references to the relevant clause in or schedule to this Lease;

     (e) reference in any schedule to numbered paragraphs are references to the numbered paragraphs of that schedule;

     (f) where any obligation is undertaken by two or more persons jointly they shall be jointly and severally liable in respect of that obligation;

     (g) any obligation on any party not to do or omit to do anything shall include an obligation not to allow that thing to be done or omitted to be done by any undertenant of that party or by any employee servant agent invitee or licensee of that party or its undertenant

     (h) where the Landlord or the Tenant covenant to do something they shall be deemed to fulfil that obligation if they procure that it is done;

     (i) the headings to the clauses schedules and paragraphs shall not affect the interpretation;

     (j) any sum payable by one party to the other shall be exclusive of Value Added Tax which shall where it Is chargeable be paid in addition to the sum in question at the time when the sum in question is due to be paid

     (k) the attached plan is for identifications only save where otherwise stated in this Lease, and

     (l) any relevant perpetuity period shall be eighty years from the date of this Lease

2      Demise and Rent
-      ----------------

2.1 The Landlord demises the Premises to the Tenant together with the rights set out in
     (a)  schedule 1 except and reserving to the Landlord the rights set out in schedule 2 and subject to the Title Matters to hold them to the Tenant
          for a term of 3 years starting on [           ] 2000 paying during
          the Term by way of Rent:

     (b) the Basic Rent which shall be paid yearly and proportionately for any part of a year by equal quarterly instalments in advance on the Quarter Days the first payment to be made on the date of this Lease in respect of the period from the date of this Lease to the next Quarter Day;

     (c) a sum equivalent to 39.45% of the Insurance Charge which shall be paid as stated in paragraph 2 of schedule 5, and

     (d) the Service Charge, the first payment to be made in respect of the period commencing on and including the date of this Lease;

     (e) where Water and Sewerage Charges are not levied directly on the occupier of the Premises on demand as additional rent a sum equal to the proportion attributable to the Premises of Water and Sewerage Charges payable by the Landlord in respect of the Building;

     (f) as additional rent any VAT which may be or become chargeable in respect of any rent payable under this lease, and

     (g) any other sums which may become due from the Tenant to the Landlord under the provisions of this Lease

3     Tenant's Covenants
------------------------

      The Tenant covenants with the Landlord to observe and perform the covenants set out in schedules 5 and 6 and those on its part contained in schedule 4

4     Landlord's Covenants
--------------------------

      The Landlord covenants with the Tenant that it shall observe and perform the covenants on its part set out in schedule 7 and those on its part contained in schedule 4

5      Forfeiture
-----------------

      Without prejudice to any other rights of the landlord if:

      (a) the whole or part of the Rent remains unpaid fourteen days after becoming due (in the case of the Basic Rent whether demanded or not) or

      (b) there is any material breach of any of the Tenant's covenants in this Lease; or

      (c) the Tenant (or any guarantor of the Tenant's obligations under this Lease) (while this Lease shall be vested in the Tenant)

         (i) proposes or enters into any composition or arrangement with its creditors generally or any class of its creditors or

         (ii) is the subject of any judgment or order made against it which is not complied with within fourteen days or is the subject of any execution distress sequestration or other process levied upon or enforced against any part of its undertaking property assets or revenue at the Premises which has not satisfied within 14 days; or

          (iii) being a company

               (A) is the subject of a petition presented or an order made or a resolution passed or analogous proceedings taken for appointing an administrator of or winding up such company (safe for the purpose of and followed within four months by an amalgamation or reconstruction which does not involve or arise out of insolvency or give rise to a reduction in capital); or

               (B) an encumbrancer takes possession or exercises or attempts to exercise any power of sale or a receiver or administrative receiver is appointed of the whole or any part of the undertaking property assets or revenues of such company; or

               (C) stops payment or agrees to declare a moratorium or becomes or is deemed to be insolvent or unable to pay its debts within the meaning of section 123 Insolvency Act 1986; or

               (D) without the prior consent in writing of the Landlord ceases or threatens to cease to carry on its business in the normal course or

          (iv)  being an individual:

               (A) is the subject of a bankruptcy petition or bankruptcy order, or

               (B) is the subject of an application or order or appointment under section 253 or section 273 or section 286 Insolvency Act 1986; or

               (C) is unable to pay or has no reasonable prospect of being able to pay his debts within the meaning of sections 267 and 268 Insolvency Act 1986; or

     (d) any event occurs or proceedings are taken with respect to the Tenant or any guarantor of the Tenant's obligations under this Lease in any jurisdiction to which it is subject which has an effect equivalent to any of the events mentioned in clause 5(c) above then and in any of such cases the Landlord may at any time (and notwithstanding the waiver of any previous fight of re-entry) re-enter the Premises whereupon this Lease shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any previous breach by the Tenant of this Lease PROVIDED ALWAYS THAT if this Lease is charged at the time of the proposed re-entry and the Landlord has been given notice of the existence of the charge then prior to such re-entry or proceedings therefore the Landlord will serve a notice of such proceedings and proposed reentry on the chargee at the chargee's last known address

6   Miscellaneous
-----------------

6.1 Nothing in this Lease shall imply or warrant that the Premises may lawfully be used for the Permitted Use and the Tenant acknowledges and admits that no such representation or warranty has ever been made by or on behalf of the Landlord

6.2 The Landlord shall incur no liability to the Tenant or any undertenant or any predecessor in title of either of them by reason of any approval given to or inspection made of any drawing, plans specifications or works prepared or carried out by or on behalf of any such party nor shall any such approval or inspection in any way relieve the Tenant from its obligations under this Lease

6.3 The Landlord and the Tenant shall not be liable to each other for breach of any covenant in this Lease to the extent that its performance or observance becomes impossible or illegal but subject to the other provisions of this Lease the Term and the Tenant's liability to pay the Rent shall not cease or be suspended for that reason

6.4  Except to the extent that the Landlord may be able under its covenants in schedule 4 and/or schedule 7 or by law notwithstanding any agreement of the contrary the Landlord shall not be liable in any way to the Tenant or any undertenant or any servant agent licensee or invitee of the Tenant or any undertenant by reason of.

    (a) any act neglect default or omission of any of the tenants or owners or occupiers of any adjoining or neighboring premises or of any representative or employee of the Landlord (unless acting within the scope of the express authority of the Landlord) or

     (b) the defective working, stoppage or breakage of or leakage or overflow from any Conduit or any of the Plant or

     (c) the obstruction by others of the areas over which rights are granted by this Lease except where such liability arises as a result of a breach of any of the Landlord's Covenants contained in this Lease

6.5 Section 196 Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962) shall apply to all notices which may need to be served under this Lease save that any notice to be served on the Tenant shall be served at its registered office and not at the Premises

6.6 This Lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995

6.7 The Tenant shall not be or become entitled to any easement right quasi-easement or quasi-right save as expressly set out in schedule 1.

6.8 This Lease does not pass to the Tenant the benefit of or the right to enforce any covenants which now benefit or which may in the future benefit the reversion to this Lease and the Landlord shall be entitled in its sole discretion to waive, vary or release any such covenants

6.9 Any dispute arising between the Tenant or any undertenant and any occupier (other than the Landlord) of adjacent Property owned (whether freehold or leasehold) by the Landlord as to any right or privilege or any party or other wall or otherwise shall (except where it relates to a matter of law) be determined on behalf of the Tenant or any undertenant by the Landlord or someone appointed by him acting in accordance with the principles of good estate management and any such decision shall bind the Tenant or any undertenant who shall pay the cost of obtaining it

6.10 the Landlord and the Tenant agree in writing that the Tenant may defer payment of any sums due under this Lease then for the purposes of this Lease (and of Section 17 Landlord and Tenant (Covenants) Act 1995) those sums shall be deemed to be due for payment on the deferred date so agreed and not on the earlier date on which they would but for that agreement have fallen due

6.11 All rights of light and air enjoyed to be enjoyed by the Premises from time to time are deemed to be enjoyed by the Tenant with the licence of the Landlord and not as of right

6.12 The parties to this Lease do not intend any of its terms to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Lease

7    Proper Law
---------------

     This Lease shall be governed by English law and (save as provided by clause
     6.9 paragraph 2 of schedule 4 and paragraph 6 of schedule 5) the Landlord and the Tenant irrevocably submit to the non-exclusive jurisdiction of the English Courts

8    Superior Landlord
---------------------

8.1 The powers rights matters and discretions granted and reserved to the Landlord under this Lease are also granted and reserved to or exercisable by any Superior Landlord its servents agents or workpeople to the extent as may be required under the Superior Lease and where any consent or approval of the Landlord is required under the provisions of the Lease, the consent or approval is also required from the Superior Landlord under the Superior Lease.

8.2 Nothing in this Lease is to be contsrued as implying that the Superior Landlord is under any obligation not unreasonably to withhold its consent or approval in respect of any application for a licence by the Tenant to the Landlord

8.3 If the Tenant does or proposes to do any matter or thing for which the consent of the Superior Landlord is required whether under this Lease or the Superior Lease, the Tenant shall bear and indemnify the Landlord against the cost of obtaining such consent and all incidental surveyors', professional or other fees and disbursements.

8.4 The Landlord may, notwithstanding any provision to the contrary elsewhere in this Lease, withhold consent or approval in any matter where the Superior Landlord's consent or approval is required under the Superior Lease and the Landlord, having used its reasonable endeavours, is unable to obtain it.

9    Option to determine
------------------------

     If either Landlord or Tenant wishes to terminate this Lease at any time on or after the second anniversary of the Term and shall serve on the other not less than 6 months' prior written notice to that effect and (in the case of notice served by the Tenant) shall up to the date of termination pay and discharge all rents then due to the Landlord, then on the expiry of that notice the Term shall cease and determine, but without prejudice to any preexisting rights of action of either party against the other in respect of breach of the terms of this Lease.

10   Exclusion of the 1954 Act
------------------------------

     Having been authorised to do so by an order of the Mayors and City of
     London Court (No.   ) made on             2000 under the Landlord and
     Tenant Act 1954 Section 38(4) the parties agree that the provisions of Sections 24 to 28 (inclusive) of such Act are excluded from this Lease

IN WITNESS of which each party has duty executed this Lease as a Deed the date first above written

                                  Schedule 1
                                Rights granted

1 The right to erect aerials, antennae and other equipment for the transmission or receipt of telecommunications and plant on the roof of the Building subject to having first obtained the consent of the Landlord to the location of such equipment (such consent not to be unreasonably withheld or delayed)

2 The right of support and protection for such parts of the Premises as require the same or any parts of adjoining or adjacent promises of the Superior Landlord capable of providing such support and protection

3 The right of uninterrupted (save where interruptions are as a result of works being carried out on adjoining or adjacent premises in which case the interruptions shall be kept to a reasonable minimum) passage and running of water soil electricity and other services through any Conduits or adjoining or adjacent premises of the Superior Landlord (in common with the Superior Landlord and others authorised by it)

4 The uninterrupted right to use (together with all others who are entitled to do so) the Fire Escape Staircase for emergency escape purposes in connection with the use of the Premises

5 The right, subject to interruption for repair, alteration, rebuilding or replacement, for the Tenant and all persons expressly or by implication authorised by it in common the Landlord and all other persons having a like right, to use with appropriate areas of the Common Parts for all proper purposes in connection with the use and enjoyment of the Premises.

6 The right to have a nameplate or signs displayed in positions on the outside of the Building adjacent to its main entrance of a size to be specified by the Landlord showing the Tenant's name and any other details approved by the Landlord whose approval may not be unreasonably withheld or delayed

7 The right for the Tenant and all persons expressly or by implication authorized by him, in common with the Landlord and all other persons having a like right, to use such toilets in the Building as are from time to time designated in writing by the Landlord.

                                  Schedule 2
                          Exceptions and Reservations

The rights for the Landlord and all others from time to time authorised by the Landlord or otherwise entitled and without any liability to pay compensation.

1 to carry out building development or any other works to any other parts of the Building and/or any other property and to use it in whatever manner may be desired and to consent to others doing so, provided such use does not unreasonably interfere with the Tenant's use of the Premises

2 to connect into and use all Conduits which are now or may subsequently be installed or constructed within or forming part of the Premises

3 upon reasonable prior written notice to the Tenant (except in emergency when as much notice as is practicable shall be given) to enter and remain on the Premises with or without tools appliances scaffolding and materials for the purposes of:

          i) installing inspecting repairing renewing reinstalling cleaning maintaining removing or connecting up to any Conduits or Plant or

          ii) inspecting cleaning altering repairing maintaining renewing demolishing or rebuilding any adjourning or adjacent Premises or any other things used in common or

          iii) carrying out works under paragraph 3.6 of schedule 6

          iv) complying with the Landlord's obligations under this Lease or with any other Legal Obligation of the Landlord

          v)   exercising any rights excepted and reserved in this Schedule the person entering causing as little damage and inconvenience as reasonably possible and making good at its expense any damage caused to the Premises and to the Tenant's fixtures and fittings by such entry

     PROVIDED THAT such rights of entry shall only be exercised where the purpose of such entry cannot otherwise practicably be achieved

4 to oversail the airspace above the Building with crane arms and/or scaffolding subject in the case of crane oversailing to the Landlord obtaining all necessary statutory and other consents in relation to the erection and operation of the crane and procuring that the relevant crane is operated in accordance with all relevant engineering practices, safety regulations and statutory or other conditions or permissions and provided that if any damage is caused to the Premises by any such crane the Landlord shall if the Tenant so requires as soon as reasonably practicable repair the damage or pay to the Tenant the reasonable and proper costs of causing such damage to be repaired. In relation to any such crane the Landlord shall maintain or shall procure that there is maintained during the period when the crane is in place an insurance policy with a reputable insurance company against liabilities in this paragraph 4 for a sum of not less than (Pounds)5,000,000 per claim and a copy of the insurance policy shall be provided if required to the Tenant


5 to support and protection from the Premises for the Building and/or the Superior Landlord's adjoining or neighbouring property

6 to cut into and take support from the walls of the Premises for the benefit of the Building and/or Superior Landlord's; adjoining or neighbouring property

                                  Schedule 3

                                 Title Matters

1 The matters contained or referred to in Title Number 243991 as at 21/st/ February 2000

                                  Schedule 4
                           Service Charge provisions
                                    Part 1
1      Tenant's liability to pay Service Charge
-----------------------------------------------

1.1    The Tenant shall pay to the Landlord the Service Charge.

1.2 The Service Charge is such proportion of the Landlord's Costs incurred after the date of this lease as the Landlord reasonably and properly deems fair and attributable to the Premises in any service charge period beginning or ending during the Term, but without affecting the general operation of the Landlord's discretion.

1.2.1 the proportion shall be calculated primarily on a comparison for the time being of the Net Internal Area of the Premises with the Net Internal Area of the Lettable Areas; but

1.2.2 In the event of such comparison being inappropriate having regard to the nature of the expenditure (or item of expenditure) incurred or the premises in or upon the Building which benefit from it or otherwise the Landlord shall be at liberty in its reasonable and Proper discretion to adopt such other method of calculation of the proportion of such expenditure to be attributed to the Premises as shall be fair and reasonable in the circumstance (including if appropriate the attribution of the whole of such expenditure to the Premises).

1.3 The Landlord's Costs are the costs and expenses incurred by the Landlord of and incidental to the provision of the Services in or with respect to any service charge period beginning or ending during the Term.

1.4    The Services are itemized in parts 2 and 3 of this schedule.

1.5 The Landlord's Costs, the Service Charge and the provision of the Services shall be calculated and dealt with in accordance with the provisions of this schedule.

2      Advance payments on Preliminary basis
--------------------------------------------

2.1 The Service Charge shall be discharged by means of advance payments to be made on each of the usual quarter days in every year and also by such additional payments as may be required under paragraphs 3 and 4.

2.2 The amount of each advance payment shall be equal to the last advance payment or shall otherwise be such amount as the Landlord may reasonably determine as likely to be equal in the aggregate to the Service Charge for the relevant service charge period and which is notified to the Tenant at or before the time when the demand for an advance payment is made and the advance payment for the service charge period current at the
       date of this lease shall be (Pounds) [        ] Per quarter.

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

2.3 For the purposes of this schedule "service charge period" means the period of 12 months from 1 January to 31 December in each year (or such other appropriate period of more or less than 12 months as the Landlord may from time to time reasonably determine).

2.4 The Service Charge shall be deemed to accrue on a day-to-day basis in order to ascertain yearly rates and for the purposes of apportionment in relation to periods of other than one year.

3   Landlord's Costs accounts and Service charge adjustments
-------------------------------------------------------------

3.1 The Landlord shall as soon as may be practicable after the end of each service charge period submit to the Tenant a statement duly certified by the Landlord or the Landlord's managing agents giving a Proper summary of the Landlord's Costs and the calculation of the Service Charge for the service charge period just ended which summary shall be conclusive and binding on the Tenant (save in the case of manifest error).

3.2 If the Service Charge as certified shall be more or less than the total of the advance payments (or the crossed up equivalent of such payments if made for any period of less than the service charge period) then any sum due to or payable by the Landlord by way of adjustment in respect of the Service Charge shall forthwith become due and be paid or allowed as the case may be and any excess at the end of the Term shall be paid to the Tenant.

3.3 The provisions of this paragraph 3 shall continue to apply notwithstanding the expiry or earlier determination of this Lease in respect of any service charge period then current duly apportioned up to the date of such expiry or determination.

4   Exceptional expenditure
----------------------------

4.1 If the Landlord is required during any service charge period to incur or actually incurs heavy or exceptional expenditure which forms part of the Landlord's Costs, the Landlord shall be entitled to recover from the Tenant the Service Charge in respect of the whole of that expenditure on the quarter day next following.

4.2 If funds collected by way of advance payments towards Landlord's Costs prove insufficient to meet an immediate liability (and there is no reserve fund available or which may be applied to meet the liability) and the cause of the insufficiency is not that any Lettable Areas are or have been vacant or that a tenant or occupier has defaulted in payment of his proportion of the Landlord's Costs, the Landlord shall be entitled to advance monies (or borrow monies for the purpose from reputable banks) at commercially competitive rates of interest and interest payable on the advance or the borrowing shall be recoverable as an item of the Landlord's Costs.

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4.3     Where the Landlord carries out major works of repair, maintenance and decoration or replaces major item of plant or machinery which are beyond economic repair it may:

4.3.1 at its discretion apportion the Landlord's Costs in respect of the relevant expenditure over more than one service charge period and

4.3.2 include in the Landlord's Costs Base Rate Interest on the part of the expenditure to be recovered in later service change periods.

5       Landlord's protection provisions
----------------------------------------

        The Tenant shall not be entitled to object to the Landlord's Costs (or any item comprised in it) or otherwise on any of the following grounds:

5.1 the inclusion in a subsequent service charge period of any item of expenditure or liability omitted from the Landlord's Costs for any earlier service charge period during the Term so long as the Landlord has acted in good faith

5.2 an item of Landlord's Costs included at a proper cost might have been provided or performed at a. lower cost; or

5.3 disagreement with any estimate or future expenditure for which the Landlord requires to make provision so long as the Landlord has acted reasonably and in good faith and in the absence of manifest error; or

5.4 the manner in which the Landlord exercises its discretion in providing Services so long as the Landlord acts in good faith and in accordance with the principles of good estate management; or

5.5 the employment of managing agents to carry out and provide on the Landlord's behalf any of the Services;

6       Vacant parts of the Building and actions by the Landlord
----------------------------------------------------------------

6.1 The Service Charge shall not be increased or altered by reason only that at any relevant time any Lettable Areas of the Building may be vacant or be occupied by the Landlord or that any tenant or other occupier of another part of the Building may default in payment of his proportion of the Landlord's Costs.

6.2 Subject to paragraph 6.1 it is the intention that the Landlord should recover the whole of the Landlord's Costs from the Tenant and other tenants and occupiers of the Building.

6.3 If the Landlord recovers monies in exercise of its powers referred to in paragraph 16 representing expenditure which has been or which would otherwise fail to be

                                       20
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        included in the Landlord's Costs the Landlord shall
        set off or credit such monies against the Landlord's Costs accordingly.

7       Landlord's Costs to exclude tenants' liabilities
--------------------------------------------------------

        There shall be excluded from the items comprising the Landlord's Costs any liability or expense for which the Tenant or other tenants or occupiers of the Building may individually be responsible under the terms of the tenancy or other arrangement by which they use or occupy the Building

8       Management charges
--------------------------

       The Landlord shall be entitled to include in the Landlord's Costs:

8.1 a reasonable fee for the provision of Services, which shall include the reasonable fees for employing managing agents for the carrying out and provision of Services (if no managing agents are employed) for carrying out and providing the Services itself not in either case exceeding 10% of the total of the Landlord's Costs (excluding this paragraph 8.1) but shall exclude any charge for the collection of rent;

8.2 any reasonable cost of the accountants, auditors or surveyors for auditing or certifying the Landlord's Costs or providing other similar services in connection with the Landlord's Costs.

9      The Landlord's obligation to provide Services
----------------------------------------------------

9.1 Subject to the payment of the Service Charge by the Tenant in the manner and at the times required under this lease and to the following provisions of this paragraph 9 the Landlord:

9.1.1  shall use all reasonable endeavours to provide the Services itemised in part 2 of this schedule, and

9.1.2  may provide the Services itemised in part 3 of this schedule.

9.2 The Landlord shall not be liable to the Tenant for failure to provide any Services in this schedule to the extent that the Landlord is prevented from doing so by Insured Risks and other such perils, accident, strikes, lockouts of workpeople or other cause beyond the Landlord's reasonable control.

9.3 The Landlord shall not be liable to the Tenant for failure to provide any Services in this schedule that it is obliged to do unless the Landlord has had written notice of and a reasonable period in which to remedy the failure.

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9.4    The Landlord shall not be liable to the Tenant for any loss, damage or inconvenience which may be caused by reason of:

9.4.1 temporary interruption of Services during periods of inspection, maintenance, repair and renewal;

9.4.2 temporary interruption of Services during the course of building works provided that the Landlord has used all reasonable endeavours to ensure that any such temporary interruption is kept to the minimum time reasonably possible in the circumstances; or

9.4.3 the breakdown, failure, stoppage, leaking, bursting or defect of any hot or cold water, sanitary, ventilation, extraction plant and machinery or of soil, gas, water or electricity or other plant and machinery or of the Conduits or the Plant in the Premises, the Building or neighbouring or adjoining property

       Provided that the Landlord shall use all reasonable endeavours to ensure that such interruption is for such short a period as is reasonably practicable.

9.5 The Landlord shall not be under any obligation to the Tenant to continue the provision of the Services specified in part 3 of this schedule and may in its absolute discretion vary, extend, alter or add to the Services in parts 2 and 3 if the Landlord reasonably and properly considers that by so doing the interests of the occupiers of the Building as a class will be better served, the amenities in the Building may be improved and/or the management of the Building may be more efficiently conducted in the interest of the tenants and occupiers of the Building.

9.6 The Landlord shall not be concerned in the administration and collection of or accounting for the Service Charge on an assignment of this lease and accordingly the Landlord shall:

9.6.1  not be required to make any apportionment relative to the assignment; and

9.6.2 be entitled to deal exclusively with the Tenant in whom this lease is for the time being vested (and for this purpose in disregard of any assignment which has not been registered in accordance with schedule 6 paragraph 8.12).

                                     Part 2
                     Mandatory Service and heads of charge

10    Common Parts
------------------

10.1  The cleaning, lighting and maintenance of the Common Parts.

10.2  The payment of any Outgoings in respect of the Common Parts.

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10.3  Keeping the Common Parts clear of all rubbish.

10.4  The cleaning and clearing of Conduits.

10.5 The clearing of all windows which do not form part of any Lettable Area and the external faces of all windows which although forming part of a Lettable Area give on to the Common Parts.

11    Repairs
-------------

11.1 The repair decoration, inspection, maintenance, renewal and replacement (when beyond economic repair), resurfacing, washing down, cleaning and upkeep of the Main Structure and the Common Parts, the Conduits, Plant and other common service facilities and of equipment and tools and utensils serving or used in the Building.

11.2 Cleaning, lighting, repairing decorating, maintaining, renewing and rebuilding (when beyond economic repair) any fences, party walls, party structures, entrance ways, stairs and passages and service areas and Conducting Media and any items which are or may be used or enjoyed in common with adjacent or neighbouring properties (whether the relevant costs and expenses are incurred by the Landlord or it is required to make a contribution to those incurred by the owners and occupiers of adjacent or neighbouring properties or by a competent authority).

12    Heating, air conditioning and ventilation and water
---------------------------------------------------------

12.1 Heating the Building as may be appropriate in the prevailing climatic conditions and air conditioning and ventilation and providing hot water to the hot water taps in the Building.

12.2  Providing cold water to the cold water taps in the Building

12.3 The repair, maintenance, inspection, renewal and replacement (when beyond economic repair) of all plant and equipment required for or in connection with the working and operation of heating, air conditioning and ventilation and hot and cold water.

13    Lifts
-----------

13.1  The operation of a lift service in the Building.

13.2 The repair and maintenance and (where beyond economic repair) renewal and replacement of the lifts and of all plant and equipment for or in connection with the working and operation of the lifts.

14   Insurances
---------------

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     Engineering insurances for lifts, boilers, air-conditioning plant, lightning conductor equipment and all other electrical or mechanical equipment and apparatus in the Building save to the extent that the Tenant or any other tenant is responsible for effecting such insurance.

15   Statutory requirements
--------------------------

     Compliance with the requirements of any statute (already or in the future to be passed) or any government department, local authority, other public or competent authority or court of competent jurisdiction and of the insurers in relation to the use, occupation and enjoyment of the Building (including in relation to health and safety compliance with the proper practice recommended by all appropriate authorities)

16   Common Parts
----------------

16.1 The provision of repair, maintenance, inspection, renewal and replacement of directional and other informative notices in the Common Parts.

16.2 The furnishing, carpeting and equipping and ornamentation of the Common Parts.

16.3 The maintenance, decoration or replacement of any door or window giving on to the Common Parts or forming part of the exterior of the Building.

17   Refuse collection
----------------------

     The provision of any refuse collection services or other refuse facilities.

18   Fire fighting equipment, security and public address
---------------------------------------------------------

18.1 The maintenance, inspection, repair and replacement of fire alarms and sprinkler systems.

18.2 The provision, maintenance, repair and replacement of ancillary fire prevention apparatus and fire fighting equipment and telephone and public address systems.

18.3 Security arrangements for the safety of occupiers and users of the Building and their property kept in the Building.

18.4 The engagement of security officers and security services.

                                     Part 3
                   Non-mandatory Services and heads of charge

19   Legal proceedings
----------------------

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19.1  Making representations which the Landlord in its discretion reasonably and properly considers should be made against or otherwise contesting the incidence of the provisions of any notice, direction, order, certificate, assessment or proposal relating to or affecting the whole or any part of the Building where such is in the interests of the tenants of the Building.

19.2 The proper costs of pursuing and enforcing any claim, and taking or defending any proceedings which the Landlord may in its discretion make, take or defend:

19.3 against contractors, consultants, architects, consulting engineers and surveyors employed or engaged in connection with the construction and/or refurbishment and/or repair of the Building and/or the Premises or any other third party for the remedy of a defect, repairs in or to the Building or otherwise for which they or any of them may be liable, and

19.4 for the purpose of establishing preserving or defending any rights, amenities or facilities used or enjoyed by the tenants and occupiers of the Building or any part of it or to which they may be entitled.

20    Insurances
----------------

      Such additional insurances (other than as referred to in paragraph 14 or in respect of the Insured Risks) as the Landlord may reasonably effect in respect of or incidental to the Building, its operation and management

21    Surety Fund.
-----------------

      Such provision (if any) for anticipated expenditures on any of the Services as the Landlord shall reasonably consider appropriate.

                                   Schedule 5
                                   Insurance

1     Landlord's Insurance Obligations
--------------------------------------

1.1 The Landlord will upon request from time to time produce to the Tenant a copy or full details of the Insurance Policies as evidence that they are in force

1.2 The Landlord will promptly provide the Tenant in writing with a copy of all new Insurance Policies and with full details of any change in the Insurance Policies from time to time of which the Landlord knows and which is material to the Tenant

2     Tenant's Insurance Obligations
------------------------------------

                                       25
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2.1   The Tenant shall be responsible for the payment of the Insurance Charge from the date of this Lease credit being given to the Tenant for any payments on account made by the Tenant

2.2 The Tenant shall pay the Insurance Charge To the Landlord within ten days of demand being made by the Landlord

2.3 The Tenant shall pay to the Landlord any normal excess which the Superior Landlord is required to bear under any Insurance Policy within ten days of demand

2.4   The Tenant shall:

      (a) not do or fail to do anything which shall or may cause any of the Insurance Policies to be void or voidable or increase the provisions payable under them;

     (b) not insure or maintain insurance of the Premises against any of the Insured Risks (save to the extent that the Superior Landlord and the Landlord have failed to do so);

     (c) notify the Landlord of any damage or destruction of the Premises by any Insured Risk or any other matter which ought reasonably to be notified to the Insurers

     (d) pay on demand the whole of any interest in any premium arising from a breach of paragraph 2.4(a)

     (e) comply with all the conditions of the Insurance Policies and all requirements of the Insurers, and

     (f) notify the Landlord in writing of the value of any alterations additions or improvements which the Tenant proposes to make to the Premises and wishes the Superior Landlord to insure before those works are commenced and pay to the Landlord a sum equivalent to the additional premium for insuring such alterations additions improvements within 10 days of demand

3    Reinstatement
------------------

     If the Premises are destroyed or damaged by the Insured Risks then they need not be reinstated under paragraph 3.1 of schedule 5 to the Superior Lease to the same state appearance or layouts before but following any reinstatement the Premises shall enjoy substantially the same rights and amenities as before

4    Rent Cesser
----------------

     If the Premises are damaged or destroyed by an Insured Risk such as to be unfit for beneficial occupation and use for the Permitted use then (unless paragraph 5

                                       26
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     applies) the basic Rent or a fair proportion of it according to the nature and extent of the damage in question shall be suspended until the date on which the Premises are again fit for beneficial occupation and use for the Permitted Use

5    Vitiation of Insurance
---------------------------

5.1 If the insurance money under any of the Insurance, Policies is wholly or partly irrecoverable (or where paragraph 1.6 applies if such money would under the Superior Landlord's usual terms of insurance be wholly or partly irrecoverable) by reason of any act neglect or default of the Tenant or any predecessor in title of either of them or any employee servant agent licensee or invitee of any of them or where the sum insured is inadequate as a result of a breach by the Tenant of paragraph 2.4(e) then the Tenant will pay to the Landlord the irrecoverable amount or the amount of such shortfall as the case may be

5.2 Subject to paragraph 5.4 payment under paragraph 5.1 shall be made on the later of the date of written demand by the Landlord and the date on which such insurance money (or the relevant part of it) would have been claimable under the Insurance Policies had they not been wholly or partly vitiated

5.3 In addition to any sum payable under paragraph 5.1 the Tenant shall pay interest at the Interest Rate on the relevant sum from the date on which that sum is due to the date of payment

6    Arbitration
----------------

     Any dispute under paragraphs 4 or 5 shall be determined by any arbitrator appointed pursuant to paragraph 6 of Schedule 5 to the Superior Lease to deal with any dispute between the Superior Landlord and the Landlord on substantially the same issue or otherwise to be agreed upon by the Landlord and the Tenant or in default of agreement to be nominated at the request of either of them or both of them jointly by the President and in either case in accordance with the Arbitration Act 1996

                                   Schedule 6
                                   ----------
                               Tenant's Covenants
                               ------------------

1    To pay Rent
----------------

1.1 To pay the Rent at the times and in the manner required by this Lease to such address as the Landlord may from time to time require and without deduction or set-off whether legal or equitable

1.2 To pay the Basic Rent by banker's standing order if required by the Landlord

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

1.3 If the Basic Rent or any part of it is not paid in cleared funds on the date on which it is due or if any other part of the Rent is not paid within fourteen days after becoming due (whether or not demanded except where a demand is required by this Lease) the sum in question shall carry interest at the Interest Rate for the period from the date on which it became due until the date of actual payment and that interest shall be paid by the Tenant on demand

1.4 If the Landlord reasonably refuses to accept Rent because an event referred to in clause 5 has occurred and the Landlord does not wish to waive its rights under that clause then such unpaid Rent shall nevertheless bear interest under paragraph 1.3 until the date the Rent in question is accepted

2   To pay Outgoings
--------------------

2.1 To pay and discharge all Outgoings relating to the Premises at the times when they become due

2.2 If at any time the Premises are not separately assessed for any Outgoings the Tenant shall pay to the Landlord on demand a fair proportion of any assessment which includes the Premises.

2.3 On expiry or sooner determination of the Term to pay to the Landlord the amount of any relief in respect of any Outgoings where claimed by the Tenant during the Term

2.4 Not without Consent (which shall not be unreasonably withheld or delayed) to agree with the relevant Authority any rating or other assessment in respect of the Premises and to consult with (and have due regard to the reasonable representations of) the Landlord in the negotiations for any such assessment or any appeal against any such assessment

3   Repair and Decoration
-------------------------

3.1 To keep the Premises in good and substantial repair and condition

3.2 To keep the Premises painted or otherwise decorated to a high Standard and to redecorate it to a high standard in the three months preceding Determination (having first obtained Consent to the colour scheme which Consent shall not be unreasonably withheld)

3.3 To keep the Premises in a clean and tidy condition

3.4 Not to use the Corridor for any purpose other than as a means of emergency escape and not to deposit any debris rubbish and/or other obstacles in the Corridor and to ensure that any doors are kept unlocked and in good working order

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

3.5 If the Tenant is in breach of this paragraph 3 then in addition to any other rights which the Landlord may have

    (a) the Landlord may serve on the Tenant written notice specifying the breach in question and

    (b) the Tenant shall as soon as practicable after receipt of that notice and in any event within six weeks (or sooner in emergency) commence and proceed with all due speed to remedy the breach

    (c) if the Tenant fails to comply with paragraph 3.5(b) the Landlord may enter the Premises and carry out the relevant work and all costs incurred by the Landlord in so doing shall be a debt from the Tenant to the Landlord which the Tenant shall pay within ten days of written demand with interest on them at the Interest Rate from the date of demand to the date of payment

3.6 The Tenant shall give written notice to the Landlord immediately on becoming aware of
    (a)  any damage to or destruction of the Premises or the Building or

    (b) any defect or want of repair in the Premises or the Building (including without limitation any relevant defect within the meaning of section 4 Defective Premises Act 1972) which the Landlord is liable to repair under the Superior Lease or which the Landlord is or may be liable to repair under common law or by virtue of any Enactment

4   Yielding up on Determination
--------------------------------

4.1 On Determination the Tenant shall Yield up the Premises to the Landlord with vacant possession in a state of repair condition and decoration which is consistent with the proper performance of the Tenant's covenants in this Lease

4.2 If on Determination the Tenant leaves any fixtures fittings or other items in the Premises the Landlord may treat them as having been abandoned and may remove destroy or dispose of them as the Landlord wishes and the Tenant shall pay to the Landlord on demand the cost of this with interest at the Interest Rate from the date of demand to the date of payment and indemnify the Landlord against any and all resulting liability

4.3 The Tenant shall make good any damage caused in complying with paragraph 4.2 and shall carry out all relevant works (including the making good of damage) to the reasonable satisfaction of the Landlord

4.4 If upon Determination the Premises are not left in the state required by this paragraph 4 the Tenant shall pay to the Landlord on demand (in addition to any other sums payable under this Lease had there been no such Determination for the period from the date of Determination to the date upon which the Landlord has put (or might reasonably have put) the Premises into the state in which they should have been left

5   Use
-------

5.1 The Tenant shall not use the Premises for any purpose except the Permitted
    Use

5.2 The Tenant shall not use the Premises for any purpose or activity which is illegal immoral noisy noxious dangerous to the Landlord or any other person or which might be harmful to the Premises or the Building

5.3 The Tenant shall not use the Premises for the purpose of residing or sleeping nor for any sale by auction nor as a betting office

5.4 The Tenant shall not enter into any covenant in favour of any person (other than the Landlord) nor require a covenant from any person the effect of which is to restrict the use of the Premises further than it is already restricted by this Lease

6   Alterations
---------------

6.1 The Tenant shall make no alteration addition or improvement to the Premises or the Building except as expressly permitted under paragraph 6.2

6.2 Subject to paragraph 6.3 the Tenant may carry out non-structural alterations additions or improvements to the Building which in every case do not:

    (a) affect the exterior or external appearance of the Building or the Premises;

    (b) affect the structural integrity or stability of the Building of the Premises;

    (c) prevent the reinstatement of the Premises and the Building in accordance with this Lease, or

    (d) adversely affect the operation or efficiency of the Plant and mechanical services

6.3 The Tenant may carry out alterations additions or improvements to the Premises permitted by paragraph 6.2 where:

    (a) the Tenant has submitted to the Landlord detailed plans and specifications showing the works and

    (b) the Tenant has given to the Landlord such covenants relating to the carrying out of the works as the Landlord may reasonably require and

    (c) the Tenant has if reasonably so required by the Landlord provided the Landlord with suitably security which will allow the Landlord to carry out and complete the works if the Tenant fails to do so and

    (d) the Tenant has obtained Consent to the works (which shall not be unreasonably withheld)

6.4 The Tenant may without Consent erect dismantle or alter non-structural demountable partitions which do not have any of the effects set out in paragraph 6.3(a) to (d) provided that the works are carried out in a good and workmanlike manner in accordance with all necessary Consents and full details of the works are submitted to the Landlord as soon as reasonably practicable after commencement of the works and in any event within three weeks of commencement of the same

7   Signs
---------

7.1 The Tenant shall not fix or display in or on the Premises any sign other than as permitted pursuant to schedule 1 paragraph 6

8   Dealings with the Premises
-------------------------------

8.1 Unless expressly permitted under paragraph 8.10 or by a Consent granted under paragraphs 8.2 8.3 or 8.4 the Tenant shall not assign charge part with or share possession or occupation of all or any part of the Premises nor hold the Premises on trust for any other person

8.2 The Landlord shall not unreasonably withhold Consent to a legal charge of the whole of the Premises

8.3 The Landlord shall not unreasonably withhold Consent to an assignment of the whole of the Premises

8.4 Without restricting the scope of Paragraph 8.3 the Landlord and the Tenant agree for the purposes of section 19(1A) of the Landlord and Tenant Art 1927 that the Landlord may withhold Consent unless the circumstances set out in Paragraph 8.5 exist and/or the conditions set out in Paragraph 8.6 are fulfilled.

8.5 The circumstances referred to in Paragraph 8.4 above are that:

    (a)  the prospective assignee is not a Group Company or a Connected Person

    (b) in the reasonable opinion of the Landlord the prospective assignee is of sufficient financial standing to enable it to comply with the Tenant's covenants in this Lease for the remainder of the Term

    (c) there is no sum due to the landlord by the Tenant under this Lease and the Tenant is not in any other material breach of the Tenant's covenants in this Lease

    (d) the Landlord has received an undertaking from the Tenant's solicitors in such form as the Landlord may reasonably require to pay to the Landlord on demand the reasonable legal and surveyors' costs and disbursements (including input Value Added Tax) incurred by the Landlord and any Superior Landlord in considering the Tenant's application and preparing negotiating and entering into any relevant documentation whether or not the application is withdrawn or the Consent is granted

8.6 The conditions referred to in Paragraph 8,4 are that:

    (a) the Tenant (and any former Tenant who by virtue of there having been an "excluded assignment" as defined in Section I I of the Landlord and Tenant (Covenants) Act 1995 has not been released from the Tenant's covenants in this Lease) shall enter into an Authorised Guarantee Agreement

    (b) if the Landlord reasonably requires, a guarantor or guarantors acceptable to the Landlord acting reasonably has guaranteed to the Landlord the due performance of the prospective assignee's obligations in such terms as the Landlord may reasonably require and

    (c) any security for the Tenant's obligations under this Lease which the Landlord holds immediately before the assignment is continued or renewed in each case on such terms as the Landlord may reasonably require in respect of the Tenant's liability under the authorised guarantee agreement referred to in paragraph 8.6(a) (but this paragraph shall not apply to any authorised guarantee agreement entered into by a former Tenant or by any guarantor of a former Tenant)

    (d) provided that if at any time before the execution of the deed of assignment the circumstances set out in Paragraph 8.5 or any of them change the Landlord may revoke the Consent by written notice to the Tenant

8.7 The Tenant shall not underlet the whole or any part of the Premises

8.8 Any Consent granted under this paragraph 8 shall (unless it expressly states otherwise) only be valid if the dealing to which it relates is completed within three months after the date of the Consent

8.9 The Tenant may (after giving written notice to the Landlord containing all relevant information) share occupation of the Premises with any Group Company on condition that the sharing shall not create any relationship of landlord and tenant and that on any occupier ceasing to be a Group Company the occupation shall immediately cease or be otherwise documented In accordance with this paragraph 8

8.10 Within ten days after any dealing with or transmission or devolution of the Premises or any interest in it (whether or not specifically referred to in this paragraph 8) the Tenant shall give to the Landlord's solicitors at that time notice in duplicate specifying the basic particulars of the matter in question and at the same time supply a certified copy of any instrument making or evidencing it and pay those solicitors a registration fee of (Pounds)5O or such higher sum as shall be reasonable at the time

8.11 From time to time on demand during the Term the Tenant shall provide the Landlord with copies of any relevant documents and the identity of the occupiers of the Premises

9     Legal Obligations and Necessary Consents
----------------------------------------------

9.1 The Tenant shall comply with all Legal Obligations relating to the Premises or any part thereof

9.2 Where the Tenant receives from an.Authority any formal notice relating to the Premises or the Building (whether or not the notice is of a Legal Obligation) it shall immediately send a copy to the Landlord and if requested by the Landlord make or join in making such objections representations or appeals in respect of it as the Landlord and/or the Superior Landlord may reasonably require (except those which are to the detriment of the business of the Tenant or any permitted occupier of the Premises)

9.3 Where any Legal Obligation requires the carrying out of works to the Premises (other than works to be carried out pursuant to part 2 of schedule 4) the Tenant shall (if and to the extent required by this Lease) apply for Consent and any Necessary Consents to carry out the works and after obtaining them the Tenant shall carry out the works to the reasonable satisfaction of the Landlord

9.4 Before doing anything at the Premises which requires any Necessary Consents (and whether or not the Landlord shall have issued its Consent to that thing under the other provisions of this Lease) the Tenant shall:

      (a)  obtain all Necessary Consents for the purpose and

      (b)  produce copies of all Necessary Consents to the Landlord and

      (c) obtain the approval of the Landlord (which shall not be unreasonably withheld) to the Necessary consents and the implementation of them

   PROVIDED that the Tenant shall not without Consent make or alter any application for any Necessary Consent

9.5 Where any Necessary Consent implemented by the Tenant or any undertenant or permitted occupier of the Premises requires works to be carried out by a date subsequent to Determination the Tenant shall ensure that those works are completed before Determination

9.6 If the Tenant receives or is entitled to receive any statutory compensation in relation to the Lease (other than from the Landlord) and if Determination occurs otherwise than by effluxion of time the Tenant shall upon Determination pay to the Landlord a fair proportion of that compensation

9.7 If and when called upon to do so the Tenant shall produce to the Landlord all plans documents and other evidence which the Landlord may require in order to satisfy itself that this paragraph 9 has been completed with

10   Conduits and Plant
-----------------------

10.1 The Tenant shall not use The Conduits or the Plant:

     (a)  for any purpose other than that for which they are designed

     (b)  so as to exceed the capacity for which they are designed

10.2 The Tennant will keep clean and free from obstruction all Conduits in the Premises

11   Overloading and Damage
---------------------------

11.1 The Tenant shall not overload any part of the Premises or the Building

11.2 The Tenant shall not install in the Premises any machinery other than normal light and quiet office machinery and shall keep all such machinery in good condition

11.3 The Tenant shall not damage or obstruct any part of the Building or any accesses to it

11.4 The Tenant shall not keep produce or use any Hazardous Material on the Premises without Consent nor (whether or not Consent is given) cause any Environmental Damage

11.5 Any request by the Tenant for Consent under paragraph 11.4 shall be in writing and shall be accompanied by

     (a) all information required to demonstrate to the reasonable satisfaction of the Landlord that any such Hazardous Material is necessary to the business of the

          Tenant and will be kept produced or used in such manner as to comply with all Legal Obligations applicable to such Hazardous Material and to prevent Environmental Damage

     (b) all relevant information regarding compliance with any relevant Legal Obligations (such information to include without limitation copies of applications for Necessary Consents relating to any manufacturing Processes Waste treatments recycling storage or disposal practices)

11.6 The Tenant shall forthwith notify the Landlord in writing of any change in the facts and circumstances assumed or reported in any application for or granting of Consent or any Necessary Consent relating to any Hazardous Material kept produced or used on the Premises

11.7 The Tenant shall indemnify the landlord against all losses claims or demands in respect of any Environmental Damage arising out of the use or occupation of the Premises or the state of repair of the Premises

12   Rights and Easements
------------------------

12.1 The Tenant shall not grant to any third party any rights of any nature over the Premises

12.2 The Tenant shall preserve all easements and rights currently enjoyed by the Premises and in particular (without limitation) will not obstruct any of the windows of the Premises

12.3 The Tenant shall not do or omit to do anything whereby any right of prescription may arise against the Landlord

13   Entry by Landlord
----------------------

13.1 Upon reasonable prior written notice (except in emergency when no notice need be given) the Tenant shall permit The Landlord and those authorised by it at all times to enter (and remain unobstructed on) the Premises for the purpose of.

     (a)  exercising the rights reserved by schedule 2 or

     (b)  inspecting the Premises for any purpose or

     (c)  making surveys or drawings of the Premises or

     (d) erecting a notice board stating that the Premises are to let or for sale (which the Tenant shall not remove interfere with or obscure) or

     (e) complying with any of the Landlord's obligations under this Lease or with any other Legal Obligation of the Landlord or

     (f) carrying out works which are the responsibility of the Tenant under this Lease but which the Tenant has failed to do

     (g) doing anything which the Landlord reasonably considers necessary or desirable for the performance by the Landlord of the covenants on its part contained in this Lease or the provision of the Services

13.2 The Tenant shall keep the Landlord informed of the names addresses and telephone numbers of at least two persons who have keys to the Premises

14   Costs
----------

14.1 The Tenant shall pay to the Landlord on demand all proper and reasonable costs expenses losses and liabilities properly and reasonably incurred by the Landlord as a result of or in connection with:

     (a) any breach by the Tenant of any of its covenants or obligations in this Lease and/or the enforcement or attempted enforcement of those covenants and obligations by the Landlord

     (b) any application for Consent under this Lease whether or not that Consent is refused or the application is withdrawn

     (c) the preparation and service of any notice under section 146 or 147 Law of Property Act 1925 not withstanding that forfeiture may be avoided otherwise than by relief granted by the Court

     (d) the preparation and service of any notice under paragraph 3.7 or any schedule of dilapidations served during the Term or within three months after Determination

14.2 If any payment which falls to be made by the Tenant to the Landlord under this Lease by way of indemnity or on an indemnity basis ("initial indemnity payment") is taxable in the Landlord's hands the sum payable shall be increased so that after payment of tax on it the Landlord retains a net sum equal to the initial indemnity payment

15   Loss of Guarantor
----------------------

     If any party who has guaranteed to the Landlord the Tenant's obligations contained in this Lease dies or is the subject of any of the events referred to in clause 5.1(c) then within 14 days after the event the Tenant shall give notice of it to the Landlord and if so required by the Landlord at the expense of the Tenant the Tenant shall within twenty eight days after that event procure a further guarantee in the same terms from a party reasonably acceptable to the Landlord

16   Title Matters
------------------

     The Tenant shall observe and perform all covenants in respect of the Premises arising from the Title Matters so far as they affect the Premises and are still subsisting

17   VAT
--------

17.1 Where the Landlord has elected to waive exemption under paragraph 2(l) of
     Schedule 10 to the Value Added Tax Act 1994 in relation to the Premises, the Tenant shall as soon as reasonably practicable following written request by the Landlord from time to time provide the Landlord with such information, supporting evidence and assistance as the Landlord shall reasonably require in order to enable the Landlord to determine, and where necessary to agree with HM Customs & Excise, whether any supplies which the Landlord may make under or in connection with this Lease are or are not taxable supplies for VAT purposes

17.2 If

     (a) any information provided by the Tenant under paragraph 18.1 is or becomes incorrect, or is likely to become incorrect or

     (b) circumstances change such that the status for VAT purposes of supplies made by the Landlord under or in connection with this Lease changes or might change or such that the Landlord proves to have treated those supplies incorrectly for VAT purposes, the Tenant shall forthwith notify the Landlord and supply such information and supporting evidence as the Landlord shall reasonably require in order to enable the Landlord to determine, and where necessary to agree with HM Customs & Excise, the correct status of such supplies for VAT purposes

                                   Schedule 7
                             Landlord's Covenants

1    Quiet Enjoyment
-------------------

     If the Tenant observes and performs the Tenant's covenants and obligations in this Lease the Tenant may peaceably hold and enjoy the Premises during the Term without any lawful interruption or disturbance from or by the Landlord or any person claiming through under or in trust for the Landlord

2    Indemnities
----------------

     In relation to any indemnity given hereunder by the Tenants to the Landlord the Landlord shall

2.1 as soon as practicable give notice in writing to the Tenant of any claims proceedings costs expenses and demands ("Claims") brought or made or threatened to be brought or made against the Landlord

2.2 not admit liability settle adjust or compromise any Claims without first having notified the Tenant of its proposed actions and allowing the Tenant a reasonable opportunity to make representations in respect of such actions

2.3 give to the Tenant at the Tenant's cost all such assistance as the Tenant may reasonably require in respect of claims and

2.4 use all reasonable endeavours to mitigate any losses it suffers as a result of the occurrence of Claims

3    Superior Lease
-------------------

3.1 To pay the rent reserved by and observe and perform the covenants of the lessee and the conditions contained in the Superior Lease, except in so far as the covenants fall to be observed and performed by the Tenant by reason of the obligations of the Tenant in this Lease

3.2 To use reasonable endeavours to procure that the Superior Landlord will throughout the Term perform and observe the covenants on its part contained in the Superior Lease, but the Landlord will not be personally liable for any breach non-performance or non-observance of any of those covenants by the Superior Landlord

3.3 On the request and at the cost of the Tenant to take all reasonable steps to obtain the Superior Landlord's consent, whenever the Tenant applies for any consent required under this Lease where the consent of both the Landlord and the Superior Landlord is needed by virtue of this Lease and the Superior Lease

Original
--------

SIGNED as a Deed by WCRS              )
LIMITED acting by a Director and its  )
Secretary or two Directors            )


                                    Director

                               Secretary/Director

Counterpart
-----------

SIGNED as a Deed by Loudeye             )
TECHNOLOGIES UK LIMITED acting          )
By a Director and its Secretary or two  )
Directors                               )


                                    Director

                               Secretary/Director

                           DATED                2000


                                WCRS    LIMITED
                                ---------------


                                      to


                       LOUDEYE TECHNOLOGIOES UK LIMITED
                       --------------------------------



                           AGREEMENT FOR UNDERLEASE
                           ------------------------

                  relating to Ground and Lower Ground floors
                      8-10 Lower James Street, London W1



                               Cannings Connolly
                         Hillgate House 26 Old Bailey
                               London  EC4M 7HQ

THIS AGREEMENT dated                               2000 is made
--------------

BETWEEN WCRS LIMITED (Company Registration No. 1737774) whose registered office
--------------------
is at 5 Golden Square London WIR 4BS ("the Landlord") of the one part and LOUDEYE TECHNOLOGIES UK LIMITED (Company Registration No. 3929919) whose
-------------------------------
registered office is at Carmelite 50 Victoria embankment London EC4Y ODX ("the Tenant") of the other part

WITNESSETH AS FOLLOWS:
---------------------
1    Definitions and Interpretations
     -------------------------------

1.1 Save insofar as the same conflict with the definitions of the words or expressions contained in Clause 1.2 or except as otherwise provided or the context otherwise requires the definitions of the words and expressions contained in the Underlease (as defined in Clause 1.2) shall have effect herein

1.2 In this Agreement the following expression shall have the following meanings:

     "Carpeting Works"        shall mean the works comprising carpeting the
                              Premisis with [specify]

     "Completion Date"        shall mean the date which is three Working Days
                              after the later of
                              (a)  the date on which the Licence to Underlet is
                                   granted by the Superior Landlord
                              (b)  the date on which the Order referred to in
                                   Clause 3.1.3 is obtained
                              (c)  the date on which the Superior Lease is
                                   granted to the Landlord
                              (d)  the Works Completion Date

     "Floor Box Works"        shall mean the provision floor boxes in the
                              Premises in accordance with the plan annexed as Appendix 3

     "Landlord's Solicitors"  shall mean Cannings Connolly of Hillgate House 26
                              Old Bailey London EC4M 7HQ

     "Licence to Underlet"    shall mean a Licence from the Superior Landlord to
                              the Landlord to underlet the Premises to the Tenant in a form reasonably acceptable to the parties hereto

     "Rent Deposit Deed"      shall mean the form of rent deposit deed annexed
                              as Appendix 2

     "Tenant's Solicitors"    shall mean Leslie Sinclair & Co of 20 Marsh Lane
                              Mill Hill London NW7 4QP

     "Title Matters"          shall mean any covenants easements rights or other
                              matters affecting the Premises or of which the Premises has the benefit which are contained or referred to in the Underlease

     "Underlease"             shall mean the form of underlease of the Demised
                              Premises annexed as Appendix I

     "Working Day"            shall mean a day on which clearing banks are (or
                              would be but for a strike lockout or other stoppage affecting particular banks or banks generally) open during banking hours

     "Works"                  shall means the Floor Box Works and the Carpeting
                              Works

     "Works Completion Date"  means the date on which the Landlord confirms in writing to the Tenant that either the Works have been completed or (if a notice under Clause 4.2 shall have been served) the Floor Box Works have been completed

1.3 In this Agreement:

1.3.1 words importing one gender import any other gender words importing the singular import the plural and vice versa and any reference to a person includes a reference to a company authority board department or other body.

1.3.2 if either party is at any time more than one person its obligation shall be joint and several obligations of such persons

1.3.3 the Clause headings shall not be taken into account for the purposes of the construction or interpretation of this Agreement

1.3.4 references to Clauses shall be references to clauses of to this Agreement

Grant of Underlease
-------------------
2.1 Subject to the provisions of Clause 3 the Landlord shall grant and the Tenant shall accept and execute a counterpart of the Underlease

2.2   The grant of the Underlease will take place on the Completion Date

2.3 On the Completion Date the Landlord and the Tenant shall deliver to each other a fully executed Rent Deposit Deed and the Tenant shall pay the sum of (Pounds) [167270] (being the deposit required under the Rent Deposit
      Deed) to the telegraphic transfer or other direct credit to the client account of the Solicitors

2.4.1 any time on or after the Completion I)ate either the Landlord or the Tenant being ready able and willing to complete the Underlease and perform its other obligations under this Agreement may (but without prejudice to any other available right or remedy) by notice to the other invoke the provisions of Clause 2.4.2

2.4.2 within five Working Days after service of a notice under Clause 2.4.1 (excluding the day of service) the Underlease must be completed and the parties must perform their other obligations under this Agreement and time is to be of the essence of this provision

3     Pre-conditions to Completion

3.1 Completion of the transactions referred to in Clause 2.1 is subject to the following conditions:

3.1.1 the Licence to Underlet being obtained and the Tenant shall supply such information and references as may reasonably be required by the Superior Landlord

3.1.2 grant by a Court of competent jurisdiction of an Order under Section 38 of the Landlord and Tenant Act 1954 (as amended) excluding the provisions of Sections 24 to 28 (inclusive) of that Act in relation to the tenancy to be created by the

      Underlease (the form of application for such Order having been settled between the parties' respective solicitors)

3.1.3 grant of the Superior Lease to the Landlord

3.1.4 the Works Completion Date having occurred

3.2.1 Both parties shall use all reasonable endeavors to discharge the conditions referred to in Clause 3.1.1 and 3.1.2

3.2.2 If all those conditions referred to in Clause 3.1 have not be discharged by the date which is three months after the date of this Agreement then either party may forthwith rescind this Agreement written notice whereupon this Agreement shall cease and determine subject to any accrued liability for any antecedent breach of covenant

3.3 The Tenant must comply with all requirements the Superior Landlord is entitled by the terms of the Superior Lease to impose on a prospective underlessee of part of the premises demised by the, Superior Lease as a condition of granting its consent to any underlease including but not limited to if so required by the Superior landlord to covenant directly with the Superior Landlord.

3.4 Nothing in this Clause 3 shall oblige the Landlord to institute proceedings for declaration that the Licence to Underlet has been unreasonably withhold

4     Works
      -----

4.2 The, Landlord shall use all reasonable, endeavours to complete the Works in a good and workmanlike manner as soon as reasonably practicable

4.3 The Tenant may at any time before the Carpeting Works have commenced require the Landlord to delay those works for a period of up to three months after the Completion Date to enable the Tenant to install data and telecommunications cabling and if such notice is served then the landlord will carry out and complete the Carpeting Works as soon as reasonably practicable after being informed by the Tenant that the same may be carried out or after the expiry of the said three month period (whichever is the earlier)

5     Damage to the Premises

      No damage to or destruction of the Premises or any part of them occurring after the date of this Agreement however occasions is to affect the obligations of the parties under this Agreement in any way.

6     Title
      -----

      The Premises are leased subject to and where, appropriate with the benefit of:

6.1 all matters capable of registration as Local Land Charges or otherwise whether registered or not

6.2 all notices served and proposed requirements or agreements made by or (as the case may be) with any competent authority

6.3 all overriding interests as defined in Section 70(l) of the Land Registration Act 1925 as amended

6.4   the Title Matters but otherwise with vacant possession

7     Non-merger
      ----------

      The obligations of the Landlord and the Tenant shall continue notwithstanding completion insofar as they remain to be performed and observed

8     No Representations
      ------------------

8.1 This Agreement incorporates the entire contract between the parties and the Tenant acknowledges that the Tenant has not entered into this Agreement in reliance on any advertisement or other matter issued by the Landlord or the Landlord's agents or in reliance on any statements or representations made to the Tenant by either of them save those written statements of the Landlord's Solicitors made before the date of this Agreement in reply to any written enquiries raised by the Tenant's Solicitors

8.2 The Tenant has entered into this Agreement with notice of the actual state and condition of the Premises and must take the Premises as they are

8.3 No immaterial error emission mis-statement in this Agreement or any plan referred to in this Agreement or any statement made by any person prior to the making of this Agreement is to affect the obligations of the parties under this Agreement in any way or entitle either party to damages or compensation

9     Value Added Tax
      ---------------

      Any sums to be paid under this Agreement shall be exclusive of VAT and the party liable to pay any VAT shall do so upon receipt from the other party of a VAT invoice

10    Notices
      -------

10.1 Any notice or other communication given or made in accordance with this Agreement must be in writing and may in addition to any other effective mode of service be sent by registered or recorded delivery or by fax (provided that a confirmatory copy is sent by registered post or recorded delivery) on the same day to the relevant party either at the address of that party shown on the first page of this Agreement or at any other address it may from time to time notify to the other party as being its address for service for the purposes of this Agreement

10.2 Any notice or other communication given by or to any party in accordance with this Agreement maybe given by or to that party's solicitors

11    Third Party Rights
      ------------------

      Unless the right of enforcement is expressly granted it is not intended that any term of this Agreement shall be enforceable under the Contract (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement

AS WITNESS the hands of the parties hereto
----------